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                                                                      Exhibit 11

                             Cambridge Heart, Inc.
            Computation of Net Loss per Share -- Basic and Diluted



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
                                                         For the three months ended  For the six months ended
                                                                  June 30,                   June 30,
                                                             1997          1998          1997          1998
                                                         -----------   -----------   -----------   -----------
Net Loss                                                 $(1,704,404)  $(1,778,373)  $(3,187,847)  $(3,465,217)
                                                         ===========   ===========   ===========   ===========
Weighted average shares outstanding:

 a. Shares attributable to common stock outstanding       10,401,567    10,661,946    10,362,586    10,643,216
                                                         ===========   ===========   ===========   ===========
Net loss per share                                       $     (0.16)  $     (0.17)  $     (0.31)  $     (0.33)
                                                         ===========   ===========   ===========   ===========
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